This is an English translation of the Japanese original

9Fixed-term Building Lease Agreement

Sumitomo Metal Mining Co., Ltd. (hereinafter referred to as the Lessor) and Mediasite Co., Ltd. (hereinafter referred to as the Lessee) have executed a fixed-term building lease agreement (hereinafter referred to as the Agreement) as prescribed in Article 38 of the Land and House Lease Law with the following terms and conditions in respect of Shinbashi Sumitomo Building (hereinafter referred to as the Building) located at Shinbashi 5-11-3, Minato-ku, Tokyo.

Article 1 (Lease Space)
1-1. The Lessor shall lease to the Lessee and the Lessee shall lease from the Lessor the space (hereinafter referred to as the Lease Space) described at the end hereof within the Building.
1-2. Besides the Lease Space stipulated in Subarticle 1-1, the Lessee may use the common areas and common facilities (hereinafter referred to as the Commonly Used Part) described at the end hereof jointly with other tenants.

Article 2 (Purpose of Use)
The Lessee shall use the Lease Space only for the following purpose and shall not use it for any other purposes.
Purpose: Office

Article 3 (Lease Period)
3-1. The lease period shall be from October 1, 2016 to December 31, 2020.
3-2. The Agreement shall terminate at the expiry of the lease period stipulated in Subarticle 3-1 and shall not be renewable.
3-3. The Lessor shall give written notification to the Lessee between one year and six months (hereinafter referred to as the Notification Period) prior to the expiry of the lease period stipulated in Subarticle 3-1 stating that the lease will terminate upon expiry of the lease period.
3-4. In the case that the Lessor fails to give the notification stipulated in Subarticle 3-3, the Lessor may not insist on termination of the lease to the Lessee and the Lessee may continue to lease the Lease Space even after the expiry of the lease period stipulated in Subarticle 3-1. However, in the case that the Lessor notifies the Lessee after the Notification Period that the lease will terminate upon expiry of the lease period, the lease will terminate on the date exactly six months from the date on which the notification was given.

Article 4 (Rent)
4-1. The rent shall be as described below. The Lessee shall pay the rent for the following month by the 20th day of every month by transferring the amount to the bank account designated by the Lessor. In this case, the bank transfer charge shall be borne by the Lessee.
Monthly rent: 4,439,000 yen
(4,840 yen per 1m2 with rounding off the amount less than 1,000 yen)
The rent for a period less than a month shall be calculated proportionately based on the number of days in the month.
4-2. The rent stipulated in Subarticle 4-1 includes the costs for maintenance and management of the Commonly Used Part and for the standard air conditioning in the Lease Space (hereinafter referred to as the Costs Equal to the Common Service Fee), which is 1,210,000 yen monthly.
4-3. The Lessee shall bear all amounts equal to consumption tax imposed on the amount subject to consumption tax among the rent stipulated in this Article and other payments the Lessee owes to the Lessor.

Article 5 (Revision of the Rent)
The Lessor and the Lessee shall not revise the rent and Article 32 of the Land and House Lease Law shall not apply.

Article 6 (Costs to be Borne by the Lessee)
The Lessee shall bear the following costs in relation to the use of the Lease Space. The Lessee shall pay the amount that the Lessor has paid for the Lessee in advance among the following costs upon the Lessor’s request by transferring the amount to the bank account designated by the Lessor by the specified date. In this case, the bank transfer charge shall be borne by the Lessee.
1) Electricity charges for lighting equipment and other equipment in the Lease Space.
2) Water charges for the Lease Space.
3) Expenses relating to use of the air conditioning in the Lease Space outside of the standard operating hours.
4) Actual cleaning and hygiene costs for the Lease Space.
5) Other charges and payments to be borne by the Lessee (however, the Lessor shall notify the Lessee of the amount of the charges and payments in writing in advance and obtain the Lessee’s consent).
6) Amount equal to consumption tax imposed on the above costs.

Article 7 (Security Deposit)
7-1. The security deposit shall be 35,512,000 yen (eight months of the rent) and the Lessee shall deposited it with the Lessor without interest by the date of executing the Agreement.
7-2. The Lessor and the Lessee shall not revise the security deposit.
7-3. The Lessee shall not transfer to a third party or offer for security the right to claim the refund of the security deposit.
7-4. The Lessee shall not request to offset the rent or any other obligations owing to the Lessor with the security deposit.
7-5. When the Agreement terminates due to expiration of the lease period, or early termination or cancellation of the Agreement, the Lessor shall appropriate the security deposit to all obligations borne by the Lessee when the Lessee is in arrears with the rent or other obligations and, any balance shall be returned from the Lessor to the Lessee after the Lessee completely evacuated the Lease Space.

Article 8 (Management Responsibility)
The Lessee shall use the Lease Space and the Commonly Used Part with the reasonable care of a good caretaker.

Article 9 (Prohibition of Transfer of the Right etc.)
The Lessee shall not commit the following acts.
1) Transfer to a third party or offer for security the right under the Agreement.
2) Sublease to a third party the whole or part of the Lease Space.
3) Use the Lease Space for residence or other similar purposes.
4) Have a third party share the Lease Space or post a name of a party other than the Lessee in the Lease Space. However, this condition does not apply to the Lessee’s affiliate company or agent. In the case that the Lessee intends to share the Lease Space with its affiliate company or agent, the Lessee shall apply to the Lessor in writing in advance and obtain the Lessor’s consent.
5) Commit any act that may inconvenience other tenants, or damage the Building including the Lease Space.

Article 10 (Alteration of the Original Condition)
10-1. In the case that the Lessee intends to carry out the following construction for its own convenience, the Lessee shall obtain the Lessor’s prior written consent. Even after the Lessee obtained the Lessor’s consent, the Lessee shall bear all of the costs for the construction.
1) Newly install, add, or change partitions, interior finishing, or other fixtures in the Lease Space.
2) Newly install, add, or change facilities for electricity, water, or air conditioning.
3) Install or expand heavy articles or other devices requiring a large electric capacity such as safes or computers.
4) Put up a signboard, indicate the company name, or display any advertisement.
10-2. Constructions relating to Subarticle 10-1 shall be carried out by the designer and constructor specified or approved by the Lessor according to the standard separately established by the Lessor.
10-3. The Lessee shall bear the real estate acquisition tax, the fixed assets tax, and other taxes and duties related to the fixtures and facilities stipulated in Subarticle 10-1 regardless of the reason or name.

Article 11 (Work)
In the case that the Lessee outsources the work such as cleaning of the Lease Space, the Lessee shall entrust the contractor specified by the Lessor with the said work.

Article 12 (Management Rules)
The Lessee shall strictly observe the management rules of Shinbashi Sumitomo Building established by the Lessor.

Article 13 (Compensation)
13-1. In the case that the Lessee, or its agent, employee, or contractor causes damage to the Building or physical or property damage to the Lessor or a third party such as other tenant either deliberately or not, the Lessee shall compensate for all of the resulting damage.
13-2. The Lessee shall not claim anything from the Lessor for the damage suffered by the Lessee due to deliberate act or negligence of a third party such as other tenant.
13-3. In the case that the Lessee has failed to perform its monetary obligations such as the rent, the Lessee shall pay to the Lessor a late payment compensation fee calculated at an annual interest of 18.25% on the outstanding amount for a period from the date following the due date to the date of complete payment.

Article 14 (The Lessor’s Indemnification)
14-1. The Lessor shall not be liable for the Lessee’s damage caused by a force majeure such as an earthquake, fire, storm, flood, etc., or breakdown of facilities, theft, loss, power failure, or any other reasons not attributable to the Lessor.
14-2. In the case that the Lessee is prevented from using or is restricted in using the Commonly Used Part or a part of the Lease

Space during the construction for repair or remodeling of the Building carried out by the Lessor for an unavoidable reason, the Lessee shall not claim anything from the Lessor. However, when conducting such construction, the Lessor shall give prior written notification to the Lessee describing the scale and period of the construction, and the reason why the construction is required. When the extent or duration of the stoppage or restriction of the Lessee’s use is excessive, the Lessor and the Lessee shall resolve the matter through mutual discussion.

Article 15 (Entry and Inspection)
15-1. The Lessor or a person designated by the Lessor may, if it is necessary to do so for administration of the Building, enter the Lease Space, inspect the same, and take appropriate measures after giving notification to the Lessee. However, this condition shall not apply in an emergency or urgent situation when the Lessor cannot notify the Lessee of the entry in advance.
15-2. In the case that the situation described in Subarticle 15-1 arises, the Lessee shall cooperate with the Lessor.

Article 16 (Repair)
16-1. When the Lessee finds any part requiring repair due to damage or breakdown of the fixtures and facilities in the Lease Space or the Building, the Lessee shall immediately notify the Lessor to that effect.
16-2. The Lessor shall carry out at its own expense the repairs that the Lessor deems necessary for maintaining and improving the Building following notification as described in Subarticle 16-1 and the repairs that the Lessor deems necessary even when the Lessee does not forward any notification.
16-3. Notwithstanding Subarticle 16-2, the Lessee shall bear the expenses of the following repairs.
1) Repair of damages caused for a reason attributable to the Lessee.
2) Repair of the fixtures and facilities owned by the Lessee.
16-4. Even when the Lessee repairs various fixtures and facilities installed in the Lease Space as stipulated in Article 10 at its own expense and on its own responsibility, the Lessee shall obtain the Lessor’s prior written consent regarding the method of repair and shall conduct the repair according to the standard stipulated by the Lessor. However, in an emergency or urgent situation, the Lessee shall obtain the Lessor’s consent immediately after the repair.

Article 17 (Notice of Change in Registered Matters etc.)
The Lessee shall without delay inform the Lessor in writing of any change in its sales office, trade name, or representative officer.

Article 18 (Execution of a Repeat Agreement)
18-1. In the case that the Lessor intends to execute a repeat agreement, the Lessor shall notify the Lessee to that effect within the Notification Period.
18-2. In the case that the Lessor and the Lessee agree at least six months prior to the expiry date of the lease period on the execution of a repeat fixed-term building lease agreement (hereinafter referred to as a Repeat Agreement) as stipulated in Subarticle 18-1 starting on the date following the expiry date of the lease period, the Lessor and the Lessee may execute a Repeat Agreement.
18-3. In the case that a Repeat Agreement is executed, notwithstanding the termination of the Agreement, the stipulation in Article 23 shall not apply. However, by the termination of the lease under the terms of a Repeat Agreement, the Lessee shall fulfill its obligation to restore the Lease Space to the condition it was in at the start of the Agreement.
18-4. In the case that a Repeat Agreement is executed, the security deposit to be refunded from the Lessor to the Lessee as stipulated in Article 7 of the Agreement shall be appropriated to the security deposit to be deposited with the Lessor by the Lessee in accordance to a Repeat Agreement. However, in the case that the security deposit to be appropriated is less than the security deposit under the terms of a Repeat Agreement, the Lessee shall additionally deposit the deficiency by the starting date of a Repeat Agreement.

Article 19 (Prohibition of Early Termination)
The Lessor and the Lessee may not terminate the Agreement early after executing the Agreement until the expiry date of the lease period. However, only in the case that the Lessor deems that there is an unavoidable reason for the Lessee, the Lessee may terminate the Agreement early by paying to the Lessor the amount equal to the rent for the remaining period of the Agreement as a penalty.

Article 20 (The Lessor's Agent)
The Lessor may delegate, consign or contract out part or all of its tasks arising under the Agreement to an associated company of the Lessor or to a third party deemed appropriate by the Lessor.

Article 21 (Expulsion of Anti-social Force)
21-1. In the case that the Lessee falls into one of the following states, the Lessor may cancel the Agreement without any notification. In this case, the Lessee shall lose all the benefit of time.
1) When the Lessee is deemed to be a gang (as defined in Subarticle 2-2 of the Law for the Prevention of Unjust Acts by Gang Member), a member of a gang, a quasi-member of a gang, a person related to a gang, corporate extortionist, racketeering gangster intruding in civil matters such as an extortionist, a violent group having special knowledge, or any other anti-social force, or a person of similar standing to any of the above (hereinafter collectively referred to as an Anti-social Force).
2) When an Anti-social Force is recognized as being substantively involved in the management of the Lessee.
3) When the Lessee is recognized as making use of an Anti-social Force.
4) When the Lessee is recognized as having provided funds etc. to an Anti-Social Force or having been involved with an Anti-Social Force by extending favors etc.
5) When the Lessee’s director or a person who substantively involved in the management of the Lessee has an association with an Anti-social Force which is similar to those stipulated in Items 2) through 4) above.
21-2. In the case that the Lessor has cancelled the Agreement as stipulated in Subarticle 21-1, the Lessor shall not be responsible for compensating or recompensing the Lessee for any damage suffered by the Lessee, and the Lessor may claim from the Lessee compensation for the damage suffered by the Lessor as a result of the cancellation.

Article 22 (Cancellation of the Agreement)
22-1. In the case that the Lessee falls into one of the following states, the Lessor shall notify the Lessee to rectify the situation within an adequate grace period and, in the case that the Lessee does not rectify the situation within the said grace period, the Lessor may cancel the Agreement.
1) When the Lessee has delayed in paying the rent etc. for two months or more.
2) When the Lessee has violated the Agreement or other agreement executed incidentally to the Agreement.
3) When the Lessee has left the Lease Space unused for six consecutive months or more without any justifiable reason.
4) When the Lessee has remarkably obstructed the occupation or use by other tenants.
22-2. In the case that the Lessee falls into one of the following states, the Lessor may immediately cancel the Agreement without giving any notification to the Lessee or taking any other proceedings.
1) When bankruptcy, civil rehabilitation, special liquidation, or reorganization has been petitioned against the Lessee or the Lessee has declared such state.
2) When the Lessee has been stopped from making transactions on its bank accounts owing to a dishonored bill or check.
3) When compulsory execution, auction, appropriation for the purpose of keeping the Lessee's assets intact, or disposition for failure to pay taxes has been petitioned against the Lessee.
4) When the Lessee’s assets, trustworthiness, or business has significantly changed and the Lessor deems that it is difficult to continue the Agreement.
22-3. When the Lessor has cancelled the Agreement in accordance with Subarticles 22-1 and 22-2, in the case that the Lessor has suffered damage as a result of the Lessee’s act, the Lessor may claim from the Lessee compensation for the said damage.

Article 23 (Evacuation)
When the Agreement terminates due to expiration of the lease period, early termination, cancellation, or any reason, the Lessee shall immediately evacuate the Lease Space and deliver the same to the Lessor as follows:
1) The Lessee shall, by the termination of the Agreement, restore the Lease Space to the condition it was in at the time the Lessee first occupied the Lease Space at the Lessee’s expense and with entrusting the contractor designated by the Lessor. Specifically, the Lessee shall at its expense immediately remove the fixtures, facilities, and other Lessee’s articles newly installed or added in the Lease Space. However, in the case that the Lessor gives consent, the Lessee may evacuate the Lease Space as it is.
2) In the case that the Lessee fails to restore the original condition by the termination of the Agreement, the Lessor may restore the original condition at the Lessee’s expense. However, regarding the articles left by the Lessee, the ownership of the said articles shall be deemed to have been assigned from the Lessee to the Lessor free of charge, and the Lessor may dispose of the articles at its own discretion.
3) Upon evacuation of the Lease Space, the Lessee shall not request the Lessor to purchase the fixtures and facilities newly installed or added by the Lessee in the Lease Space, to repay the expended costs, or to pay the moving cost, evacuation fee, compensation, or any other similar amount for any reason or pretext whatsoever.
4) In the case that the Lessee fails to evacuate the Lease Space at the same time as the termination of the Agreement, the Lessee shall pay to the Lessor the damages twice the rent calculated by the day for the period from the day following the termination of the Agreement to the date on which evacuation is completed as well as the electricity, water, and other charges for the same period. In addition, the Lessee shall compensate for any damage suffered by the Lessor due to such delay in evacuation.
5) In the case that the Lessee does not pay any debt owing to the Lessor, the Lessor may appropriate the security deposit to the said debt.

Article 24 (Automatic Termination of the Agreement)
In the case that the Building in whole or in part is lost or damaged due to a natural disaster or other force majeure and the Lease Space can no longer be used or restoration of the Lease Space is very costly, the Agreement shall cease its effect automatically.

Article 25 (Obligation of Secrecy)
The Lessor and the Lessee shall be obliged to keep secret about any confidential information relating to the other party’s business or management, or the other party’s technical information obtained in relation to the Agreement, shall not disclose or divulge the said information to a third party without obtaining the other party’s consent, and shall not use the said secret for any purpose other the purpose of fulfilling the Agreement. This condition shall apply to the case where the Agreement is terminated early and after the termination of the Agreement.

Article 26 (Jurisdiction)
The agreed court of exclusive jurisdiction in the first instance with respect to any dispute arising in relation to the Agreement shall be the Tokyo District Court.

Article 27 (Governing Law)
The Japanese law shall govern the Agreement.

Article 28 (Negotiation)
When either party has a question regarding matters that are not stipulated in the Agreement, both parties shall discuss the matter sincerely, looking for a mutual agreement.

Article 29 (Special Agreement)
Notwithstanding the stipulation in Article 4 of the Agreement, the Lessor shall exempt the Lessee from obligation to pay the rent (excluding the Costs Equal to the Common Service Fee) only for the period from October 1, 2016 to February 28, 2017. However, the starting date of calculating the Costs Equal to the Common Service Fee, 1,210,000 yen monthly (consumption tax shall be paid separately), shall be the starting date of lease on October 1, 2016.

IN WITNESS WHEREOF, both parties have caused the Agreement to be executed, signed and sealed in duplicate, so that each holds one copy.

Date:

The Lessor:
Shinbashi 5-11-3, Minato-ku, Tokyo
Sumitomo Metal Mining Co., Ltd.
Representative Director, Yoshiaki Nakazato

The Lessee:

1. Designation of the Lease Space
(1) Location: Shinbashi 5-11-3, Minato-ku, Tokyo
(2) Structure and size of the Building: steel framed reinforced concrete structure with two stories below ground and 11 stories above ground, and two-story penthouse
(3) Lease space and area: 917.29 m2 on the 8th floor (portion marked with diagonal lines on the drawing below)

2. Commonly Used Part
Entrance hall
Elevator hall
Stairway
Corridors
Toilet
Kitchenette
Attached facilities:
Electric facilities
Water supply and sewage sanitation facilities
Air conditioning facilities
Elevator facilities
Other parts necessary for normal use of the Lease Space

Date:

Explanation of the Fixed-term Building Lease Agreement

Lessor:
Shinbashi 5-11-3, Minato-ku, Tokyo
(The Lessor) Sumitomo Metal Mining Co., Ltd.
Representative Director, Yoshiaki Nakazato

Execution of a fixed-term building lease agreement in respect of the lease space stipulated below is explained as follows based on Subarticle 38-2 of the Land and House Lease Law.

The agreement on the lease of the lease space stipulated below is not renewable and the lease shall terminate at the expiry of the lease period. Accordingly, the lease space stipulated below must be evacuated by the expiry date of the lease period, except in the case that a new lease agreement (a repeat agreement) starting on the date immediately following the expiry of the lease period is executed.

1. Lease space:
1) Name of the building: Shinbashi Sumitomo Building
2) Location: Shinbashi 5-11-3, Minato-ku, Tokyo
3) Lease space and area: 917.29 m2 on the 8th floor (portion marked with diagonal lines on the drawing below)

2. Lease period
From October 1, 2016 to December 31, 2020
………………………………………………………………………………………………………
I hereby certify that I have received the explanation based on Subarticle 38-2 of the Land and House Lease Law in respect of the lease space stipulated above.

Date:
Lessee (the Lessee)        Seal